Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of Cesca Therapeutics Inc. of our report dated September 17, 2015, with respect to the consolidated financial statements of Cesca Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2015, filed with the Securities and Exchange Commission.

/s/ Marcum LLP

New York, NY

September 17, 2015